As filed with the Securities and Exchange Commission on June 13, 1997.
                                                    Registration No. 333-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                      VIRGINIA FIRST FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

              Virginia                                         54-1678497
    (State or Other Jurisdiction                            (I.R.S. Employer
 of Incorporation or Organization)                       Identification Number)

        Corner of Franklin and Adams Streets, Petersburg, Virginia 23803
               (Address of Principal Executive Offices) (Zip Code)
                               ------------------

                      VIRGINIA FIRST FINANCIAL CORPORATION
                               1992 INCENTIVE PLAN
                            (Full Title of the Plan)

            Charles A. Patton                         With a copy to:
  President and Chief Executive Officer       Wayne A. Whitham, Jr., Esquire
   Virginia First Financial Corporation    Williams, Mullen, Christian & Dobbins
   Corner of Franklin and Adams Streets      1021 East Cary Street, 16th Floor
        Petersburg, Virginia 23804               Richmond, Virginia 23219
              (804) 733-0333
   (Name, Address and Telephone Number,
Including Area Code, of Agent for Service)
                                   -----------

                         CALCULATION OF REGISTRATION FEE

=============================== ================= ========================= ====================== ===================
                                                      Proposed Maximum        Proposed Maximum
     Title of Securities          Amount to be         Offering Price        Aggregate Offering        Amount of
       to be Registered          Registered(1)          Per Share(2)                Price           Registration Fee

------------------------------- ----------------- ------------------------- ---------------------- -------------------
Common Stock, par value $1.00
  per share                         300,000                $22.375               $6,712,500              $2,034.10

Rights to Purchase Series A
  Junior Participating
  Preferred Stock                     (3)                   (3)                      (3)                  (3)

------------------------------- ----------------- ------------------------- ---------------------- ===================

(1) The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.
(2) Pursuant to Rule 457(h), the offering price is based on the average of the high ($22.50) and low ($22.25) prices as reported on the Nasdaq National Market System on June 3, 1997.
(3) The Rights to Purchase Series A Junior Participating Preferred Stock will be attached to and will trade with shares of the Common Stock of the Registrant. Value attributable to such Rights, if any, will be reflected in the market price of the shares of Common Stock. No additional registration fee is required.

===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         Pursuant to General Instruction E to Form S-8, the contents of the previous Registration Statement on Form S-8 relating to the Virginia First Financial Corporation 1992 Incentive Plan (the "Plan") filed with the Securities and Exchange Commission on April 27, 1994, Registration No. 33-78180, (the "1994 Registration Statement") are incorporated herein by reference.

         The Plan initially authorized the issuance of up to 187,500 shares of the Registrant's Common Stock. On September 19, 1995, the Board of Directors of the Registrant amended the Plan so that an additional 150,000 shares of Common Stock would be issuable under the Plan. The Plan, as so amended, was approved by the Registrant's shareholders on November 8, 1995.

         On November 6, 1995, the Registrant effected a stock split whereby each issued and unissued authorized share of Common Stock was automatically changed into two shares of Common Stock. Under the provisions of the Plan, the total number of shares issuable under the Plan was accordingly adjusted to 675,000 shares.

         Pursuant to Rule 416 under the Securities Act of 1933, as amended, the 1994 Registration Statement covered the 187,500 shares initially authorized and the corresponding 187,500 shares authorized as part of the stock split. This Registration Statement covers the remaining 300,000 shares issuable under the Plan.


Item 8.           Exhibits

         The  following   exhibits  are  filed  as  part  of  this  registration
statement:

Number            Description

4.1 Amended and Restated Articles of Incorporation of the Company, attached as Exhibit 3.1 to the Registration Statement on Form S-4, Registration No. 33-67746, filed with the Securities and Exchange Commission on August 20, 1993 (the "Form S-4"), incorporated herein by reference.

4.2 Articles of Amendment of the Articles of Incorporation of Virginia First Financial Corporation effective November 6, 1995, attached as Exhibit 4.2 to the Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on April 30, 1996 (the "Form 8-A"), incorporated herein by reference.

4.3 Articles of Amendment to the Articles of Restatement Amending and Restating the Articles of Incorporation of Virginia First Financial Corporation effective April 16, 1996, attached as Exhibit 4.3 to the Form 8-A, incorporated herein by reference.

4.4 Bylaws of the Company, attached as Exhibit 3.2 to the Form S-4, incorporated herein by reference.

4.5 Rights Agreement between the Company and First Union National Bank of North Carolina, dated as of April 19, 1996, attached as Exhibit 4.5 to the Form 8-A, incorporated herein by reference.

4.6 First Amendment to the Rights Agreement between the Company and First Union National Bank of North Carolina, dated as of May 4, 1997, attached as Exhibit 4.6 to Amendment No. 1 to the Form 8-A, filed with the Securities and Exchange
                  Commission   on  June  4,  1997,   incorporated   herein  by
                  reference.

4.7 Virginia First Financial Corporation's 1992 Incentive Plan, as amended.*

5                 Opinion of Williams, Mullen, Christian & Dobbins, P.C.*

23.1              Consent of Williams, Mullen, Christian & Dobbins, P.C.
                  (included in Exhibit 5).

23.2              Consent of KPMG Peat Marwick LLP.*

24                Powers of Attorney (included on Signature Page).*

---------------
*Filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petersburg, Commonwealth of Virginia, on this 4th day of May, 1997.


                                     VIRGINIA FIRST FINANCIAL CORPORATION



                                     By:  /s/ Charles A. Patton
                                          -------------------------------------
                                          Charles A. Patton
                                          President and Chief Executive Officer
                                             and Director


                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Charles A. Patton as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                  Signature                                       Title                              Date
                  ---------                                       -----                              ----


           /s/ Charles A. Patton                      President and Chief Executive               May 4, 1997
-------------------------------------------
              Charles A. Patton                           Officer and Director
                                                      (Principal Executive Officer)


            /s/ William J. Vogt                       Senior Vice President, Chief                May 4, 1997
-------------------------------------------
               William J. Vogt                       Financial Officer and Treasurer
                                                   (Principal Financial and Principal
                                                           Accounting Officer)

           /s/ William A. Patton                          Chairman of the Board                   May 4, 1997
-------------------------------------------
              William A. Patton



         /s/ Frasier W. Brickhouse                              Director                          May 4, 1997
-------------------------------------------
            Frasier W. Brickhouse



          /s/ Preston H. Cottrell                               Director                          May 4, 1997
-------------------------------------------
             Preston H. Cottrell



         /s/ William L. Eure, Jr.                               Director                          May 4, 1997
-------------------------------------------
            William L. Eure, Jr.



           /s/ Benjamin S. Gill                                 Director                          May 4, 1997
-------------------------------------------
              Benjamin S. Gill



           /s/ George R. Mercer                                 Director                          May 4, 1997
-------------------------------------------
              George R. Mercer



-------------------------------------------                     Director                        ________, 1997
            Francis R. Payne, Jr.



-------------------------------------------                     Director                        ________, 1997
         John H. VanLandingham, Jr.


                                  EXHIBIT INDEX

Number                     Description

4.1 Amended and Restated Articles of Incorporation of the Company, attached as Exhibit 3.1 to the Registration Statement on Form S-4, Registration No. 33-67746, filed with the Securities and Exchange Commission on August 20, 1993 (the "Form S-4"), incorporated herein by reference.

4.2 Articles of Amendment of the Articles of Incorporation of Virginia First Financial Corporation effective November 6, 1995, attached as Exhibit 4.2 to the Registration Statement
                  on  Form  8-A,   filed  with  the  Securities  and  Exchange
                  Commission on April 30, 1996 (the "Form 8-A"), incorporated herein by reference.

4.3 Articles of Amendment to the Articles of Restatement Amending and Restating the Articles of Incorporation of Virginia First Financial Corporation effective April 16, 1996, attached as Exhibit 4.3 to the Form 8-A, incorporated herein by reference.

4.4 Bylaws of the Company, attached as Exhibit 3.2 to the Form S-4, incorporated herein by reference.

4.5 Rights Agreement between the Company and First Union National Bank of North Carolina, dated as of April 19, 1996, attached as Exhibit 4.5 to the Form 8-A, incorporated herein by reference.

4.6 First Amendment to the Rights Agreement between the Company and First Union National Bank of North Carolina, dated as of May 4, 1997, attached as Exhibit 4.6 to Amendment No. 1 to the Form 8-A, filed with the Securities and Exchange
                  Commission   on June 4,  1997,   incorporated   herein  by
                  reference.

4.7 Virginia First Financial Corporation's 1992 Incentive Plan, as amended.*

5                 Opinion of Williams, Mullen, Christian & Dobbins, P.C.*

23.1              Consent of Williams, Mullen, Christian & Dobbins, P.C.
                  (included in Exhibit 5).

23.2              Consent of KPMG Peat Marwick LLP.*

24                Powers of Attorney (included on Signature Page).*

---------------
*Filed herewith